UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2014 (June 23, 2014)

VINCE HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36212	75-3264870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway—6th Floor

New York, New York 10018

(Address of principal executive offices) (Zip Code)

(212) 515-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 23, 2014, Vince Holding Corp. (the “Company”) issued a press release announcing the launch of a public secondary offering of shares of its common stock by certain selling stockholders. On June 25, 2014, the Company issued a press release announcing the pricing of this public secondary offering, at a public offering price of $34.50 per share. The offering consists of 4,326,308 shares (increased from 3,550,373 shares) of common stock. In addition, the underwriters have a 30-day option to purchase up to an additional 648,946 shares (increased from 532,555 shares) of common stock from the selling stockholders. The Company will not receive any proceeds from the sale of the common stock by the selling stockholders.

Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated June 23, 2014

99.2	Press release of the Company dated June 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

	By	/s/ Jay L. Dubiner
Jay L. Dubiner
Senior Vice President, General Counsel and Secretary

Date: June 26, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release of the Company dated June 23, 2014

99.2	Press release of the Company dated June 25, 2014

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